                                                                    EXHIBIT 11.0
                           FIRST BELL BANCORP, INC.
          COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
              FOR THE THREE MONTHS ENDED MARCH 31, 2002 AND 2001
              (unaudited, in thousands, except per share amounts)

                       Three Months Ended March 31, 2002
                       ---------------------------------

                                                         Weighted
                                                         Average      Per
                                             Income       Shares     Share
                                             -------   ------------  -----
Income available to common stockholders       $1,975       4,761        --

Unearned MRP shares                               --        (181)       --
Unearned ESOP shares                              --        (458)       --
                                             -------       -----     -----

Basic earnings per share                       1,975       4,122     $0.48

Effect of dilutive securities:
 Stock options                                    --         102        --
                                             -------       -----     -----

Diluted earnings per share                    $1,975       4,225     $0.47
                                             =======       =====     =====

                       Three Months Ended March 31, 2001
                       ---------------------------------

                                                         Weighted
                                                         Average        Per
                                             Income       Shares       Share
                                             -------   ------------    -----
Income available to common stockholders       $1,675       4,759          --

Unearned ESOP shares                              --        (493)         --
Unearned MRP shares                               --        (211)         --
                                              ------       -----       -----

Basic earnings per share                       1,675       4,055       $0.41

Effect of dilutive securities:
   MRP shares                                     --          30          --
   Stock options                                  --         101          --
                                              ------       -----       -----

Diluted earnings per share                    $1,675       4,186       $0.40
                                              ======       =====       =====

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